Exhibit 99.1

American CryoStem Enters Into Agreement to License its Patented Adipose Tissue and Stem Cell Technologies in Thailand

 EATONTOWN,NJ April 5, 2018 American CryoStem Corporation (OTC: CRYO), a leading strategic application developer, marketer, global licensor of patented adipose tissue-based cellular technologies, for the Regenerative and Personalized Medicine industries, today announced further expansion of its global laboratory and cellular technology footprint by entering into an agreement to license its ATGRAFT™ and  ATCELL adipose tissue (fat) processing and storage technologies with Cryoviva (Thailand) Ltd., a Bangkok, Thailand based Cord Blood processing and storage facility. Cryoviva, Thailand, currently offers collection, processing and storage of Cord Blood derived biologics to patients throughout Thailand and South East Asia.

 American CryoStem has licensed to Cryoviva (Thailand) Ltd., established in 2007, the rights to utilize the Company's Standard Operating Procedures (SOP's) to create and market the Company's ATGRAFT™ tissue storage service and ATCELL™ adipose derived stem cell processing and storage services in Thailand. The financial terms generally, call for the payment of certain training fees and, a percentage of the gross revenue subject to annual minimum payments generated from our products. Additionally, the Agreement calls for the purchase of CRYO consumable products required for ATGRAFT and ATCELL sample processing including CRYO's ACSelerate™ non-DMSO cryogenic tissue storage media, transportation media, Cellect™ tissue collection kit, and ACSelerate – Max™ cell culture medium.

 John Arnone, CEO of American CryoStem commented "We are pleased to announce our fourth international licensing agreement in the Asian market for our collect-process-store-retrieve, adipose tissue and cellular based platform with an established company of Cryoviva’s caliber and global presence. This license furthers our corporate mission to establish a global network of laboratories operating under a standardized platform utilizing our patented consumables for processing." Arnone further commented, "Working with Cryoviva in the Thailand market presents an exciting opportunity for our technology to provide the foundational tissue processing and cryopreservation support platform required for the advancement of the rapidly expanding Regenerative/Personalized Medicine and Cell Therapy market. Further, we also gain another experienced affiliate as we work our way through US FDA and continue to develop adipose derived cellular applications.”

 Anthony Dudzinski, COO of American CryoStem, added, "American CryoStem's entry into the Thailand market represents an extension of the Company's ongoing licensing and product distribution efforts into new markets. This licensing agreement allows our partners to grow and establish a foundation in the adipose tissue derived cellular therapy market, while also providing the opportunity to leverage our full multi-phase adipose tissue and stem cell solution.  This includes expansion, differentiation and return methods, as well as the materials to create a true “point of care” platform.  As Thailand and the greater Asian regenerative market continue to grow, we expect increasing distribution of our products and services," said Dudzinski.

 About American CryoStem Corporation

American CryoStem Corporation (OTC: CRYO); founded in 2008, is a biotechnology pioneer, standardizing adipose tissue (fat) derived technologies (Adult Stem Cells) for the fields of Regenerative and Personalized Medicine. The Company operates a state-of-art, FDA-registered, laboratory in New Jersey and licensed laboratories in Hong Kong, Bangkok, Thailand, China and Tokyo, Japan, which operate on our proprietary platform, dedicated to the collection, processing, bio-banking, culturing and differentiation of adipose tissue and adipose derived stem cells (ADSCs) for current or future use in regenerative medicine. CRYO maintains a strategic portfolio of intellectual property (IP) that surrounds our proprietary technology which supports a growing pipeline of stem cell applications and biologic products. We are leveraging our platform and a developed product portfolio to create a global footprint of licensed laboratory affiliates, domestic and international physicians networks and research organizations who purchase tissue collection, processing and storage consumables from CRYO. Our laboratory stem cell bank/line products are characterized adult human Mesenchymal Stem Cell (MSC's) derived from adipose tissue that work in conjunction with our patented (non-animal) medium lines. The Company's R&D efforts are focused on university and private collaborations to discover, develop and commercialize ADSC therapies by utilizing our standardized collection-processing-storage methodology and laboratory products combined with synergistic technologies to create jointly developed regenerative medicine applications and intellectual property.

About Cryoviva

Cryoviva (Thailand) Ltd. was established in 2007 with the cooperation of leading companies in the world such as Indorama Ventures (Public) Company Limited, Thailand, Cryoviva Biotech Pvt., Ltd., (formerly known as Cryobanks International India) and RJ Corp India. Cryoviva is part of a large group engaged in healthcare comprising of stem cell banks, stem cell expansion facilities, diagnostic labs and centres and a maternal hospital.  The Company has been certified by AABB and the ISO 9001: 2008 Quality Management System.  Cryoviva (Thailand) Co., Ltd. is the only stem cell bank that has been approved by the Board of Investment of Thailand (BOI) and accredited by AABB in Thailand and awarded Frost & Sullivan’s Thailand Stem Cell Company of the year for three consecutive years between 2015-2017.

 For further detailed Corporate or Regenerative Medicine information please visit:

www.americancryostem.com, request by email at info@americancryostem.com or phone 732-747-1007

This press release may contain forward-looking statements, including information about management's view of American CryoStem Corporation's ("the Company") future expectations, plans and prospects. In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, its subsidiaries and concepts to be materially different than those expressed or implied in such statements. Unknown or unpredictable factors also could have material adverse effects on the Company's future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by American CryoStem Corporation.

SOURCE: American CryoStem Corporation